UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2023

GRAF ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1790 Hughes Landing Blvd., Suite 400
The Woodlands, Texas   77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (713) 489-1772

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-fifth of one redeemable warrant	GFOR.U	The New York Stock Exchange
Common stock, par value $0.0001 per share	GFOR	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50	GFOR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2023, the Graf Acquisition Corp. IV (the “Company”) held a special meeting of shareholders (the “Meeting”). Holders of 17,514,740 of the Company’s shares of common stock were represented in person or by proxy at the Meeting, which represents approximately 81.65% of the common stock issued and outstanding and entitled to vote as of the record date of April 27, 2023.

At the Meeting, the Company’s shareholders approved a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to (i) provide the Company with the right to extend the date by which the Company must consummate its initial business combination (the “Extension”), from May 25, 2023 to September 29, 2023 (the “Extended Date”), and to and (ii) permit the Company’s board of directors (the “Board”), in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by the Board and included in a public announcement. The vote tabulation for the Extension Amendment Proposal is set forth below.

Approval of Extension Amendment Proposal

Votes For	Votes Against	Abstentions
17,513,683	1,057	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 11,078,000 shares of common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.227 per share, for an aggregate redemption amount of approximately $113.3 million. After the satisfaction of such redemptions, the balance in the Company's trust account will be approximately $62.2 million.

In addition, on May 22, 2023, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Graf Acquisition Corp. IV.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAF ACQUISITION CORP. IV

	By:	/s/ James A. Graf
		Name:	James A. Graf
		Title:	Chief Executive Officer

Dated: May 22, 2023